      As filed with the Securities and Exchange Commission on May 4, 1998
                                                   Registration No.   -
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934
                    ----------------------------------------

                                 COMBICHEM, INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                        33-0617379
(State of incorporation                     (I.R.S. Employer Identification No.)
   or organization)

                              9050 CAMINO SANTA FE
                               SAN DIEGO, CA 92121
               (Address of Principal Executive Office) (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ }

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                              Name of Each Exchange on Which
to be so Registered                              Each Class is to be Registered
-------------------                              ------------------------------
  Not Applicable                                         Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                See "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (Registration No. 333-37981) filed with the Securities and Exchange Commission (the "Commission") on October 15, 1997 and any amendments to the Registration Statement made prior to the effective date (collectively, the "Registration Statement"), each of which is hereby incorporated herein by reference. The form of Prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2. EXHIBITS.*

                1. Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Registration Statement.

                2. Form of Amended and Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering, filed as Exhibit 3.2 to the Company's Registration Statement.

                3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

                4. Form of Restated Bylaws of the Company to be effective upon completion of the Offering, filed as Exhibit 3.4 to the Company's Registration Statement.

                5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.

        * Pursuant to Instruction II, each exhibit listed in this Item 2 is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with The Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed in this Item 2 was previously filed with the Commission as an exhibit to the Registration Statement.

                                       2.

                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    COMBICHEM, INC.


Date:  May 4, 1998                  By:  /s/ Vicente Anido, Jr.
                                        -----------------------
                                          Vicente Anido, Jr.
                                          President and Chief Executive Officer



                                       3.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM 8-A

                                      UNDER

                         SECURITIES EXCHANGE ACT OF 1934


                                 COMBICHEM, INC.

                                  EXHIBIT INDEX


Exhibit
Number             Exhibit*
-------            --------
 1.             Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the
                Company's Registration Statement.

 2.             Form of Amended and Restated Certificate of Incorporation of  the Company to
                become effective immediately prior to the Offering, filed as Exhibit 3.2 to the
                Company's Registration Statement.

 3.             Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's
                Registration Statement.

 4.             Form of Restated Bylaws of the Company to be effective upon completion of the
                Offering, filed as Exhibit 3.4 to the Company's Registration Statement.

 5.             Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's
                Registration Statement.


* Pursuant to Instruction II, each exhibit listed above is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with The Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed above was previously filed with the Commission as an exhibit to the Registration Statement.